EXHIBIT 99.2

HASTINGS MANUFACTURING COMPANY

Pro Forma Condensed Combined Statements of Operations
(Unaudited)

          On March 27, 2003, Hastings Manufacturing Company (the "Company"), through its Canadian subsidiary, Hastings, Inc., acquired 100 percent of the outstanding shares of Ertel Manufacturing Corporation of Canada, Ltd. ("Ertel") and Syzygy Auto Distribution Inc. ("Syzygy"), both Canadian corporations. Ertel and Syzygy are referred to herein collectively as the "Acquired Companies." The purchase price payable to the sellers was $6,979,220, including $4,083,000 of cash and $2,896,220 of secured term notes payable issued to the sellers. The total purchase price, for accounting purposes, including estimated acquisition and restructuring costs, amounted to $7,695,303. The final purchase price (for accounting purposes) will change as actual acquisition and restructuring costs are determined.

          The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the quarter ended March 31, 2003, give effect to the acquisitions of the Acquired Companies as if they had occurred as of January 1, 2002. An unaudited pro forma condensed combined balance sheet has not been presented because the effects of the acquisitions have been included in the Company's consolidated balance sheet as of March 31, 2003. The unaudited pro forma information presented herein is based on the historical financial statements of the Company and the historical combined financial statements of the Ertel and Syzygy Business (as defined in Item 2 of the Form 8-K/A to which this Exhibit 99.2 is attached), which include the historical carve-out financial statements of Ertel combined with the historical financial statements of Syzygy. The unaudited pro forma information should be read in conjunction with the Company's historical financial statements and notes thereto, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, both as filed with the Securities and Exchange Commission, and the Combined Financial Statements of the Ertel and Syzygy Business as of and for the years ended December 31, 2002 and 2001, included in Exhibit 99.1.

          The unaudited pro forma condensed combined statements of operations are presented for informational purposes only and are not necessarily indicative of the future results of operations of the combined company after the acquisitions, or the results of operations of the combined company that would have actually occurred had the acquisitions been effective as of January 1, 2002. Management believes the pro forma adjustments, as described more fully in the accompanying notes, are reasonable and inclusive of all adjustments necessary for the fair presentation of the pro forma condensed combined statements of operations. The pro forma results do not include adjustments for reduced costs, such as duplicative executive salaries, in the Company's Canadian operations expected to result from economies of scale and operational synergies.

          The statement of operations data for the Ertel and Syzygy Business have been translated from Canadian dollars to U.S. dollars using the weighted average exchange rates of $.6363 and $.6599 for the year ended December 31, 2002 and quarter ended March 31, 2003, respectively.

HASTINGS MANUFACTURING COMPANY

Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2002
(Unaudited)

	Hastings Historical	Ertel/ Syzygy Historical	Pro Forma Adjustments		Pro Forma Combined

NET SALES	$35,827,001	$16,759,828	$(122,071)	(a)	$52,464,758
COST OF SALES	25,004,385	12,194,877	(92,889)	(a) (b) (d)	37,106,373
Gross profit	10,822,616	4,564,951	(29,182)		15,358,385

OPERATING EXPENSES
Advertising	234,308	75,365	-		309,673
Selling	3,204,396	1,205,744	-		4,410,140
General and administrative	6,177,807	2,187,837	212,895	(c) (d)	8,578,539
	9,616,511	3,468,946	212,895		13,298,352

OPERATING INCOME	1,206,105	1,096,005	(242,077)		2,060,033

OTHER EXPENSES
Interest expense	380,882	254,520	352,393	(e)	987,795
Loss on sale of property and equipment	7,954	-	-		7,954
Other, net	22,511	-	-		22,511
	411,347	254,520	352,393		1,018,260

INCOME BEFORE INCOME
TAX EXPENSE	794,758	841,485	(594,470)		1,041,773

INCOME TAX EXPENSE	290,000	307,731	(214,604)	(f)	383,127

NET INCOME	$504,758	$533,754	$(379,866)		$658,646

EARNINGS PER SHARE OF
COMMON STOCK
Basic	$0.68				$0.88
Diluted	$0.67				$0.88

WEIGHTED AVERAGE NUMBER
COMMON SHARES OUTSTANDING
Basic	745,046				745,046
Diluted	751,345				751,345

See accompanying notes to pro forma condensed combined statements of operations.

HASTINGS MANUFACTURING COMPANY

Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2003
(Unaudited)

	Hastings Historical	Ertel/ Syzygy Historical	Pro Forma Adjustments		Pro Forma Combined

NET SALES	$8,375,014	$3,728,932	$(28,765)	(a)	$12,075,181
COST OF SALES	5,859,376	2,772,668	(28,095)	(a) (d)	8,603,949
Gross profit	2,515,638	956,264	(670)		3,471,232

OPERATING EXPENSES
Advertising	32,836	3,455	-		36,291
Selling	817,037	340,377	-		1,157,414
General and administrative	1,588,362	645,520	55,198	(c) (d)	2,289,080
	2,438,235	989,352	55,198		3,482,785

OPERATING INCOME (LOSS)	77,403	(33,088)	(55,868)		(11,553)

OTHER EXPENSES
Interest expense	89,479	-	106,855	(e)	196,334
Other, net	675	60,413	-		61,088
	90,154	60,413	106,855		257,422

INCOME (LOSS) BEFORE INCOME
TAX EXPENSE	(12,751)	(93,501)	(162,723)		(268,975)

INCOME TAX EXPENSE (BENEFIT)	(1,000)	(29,696)	(58,743)	(f)	(89,439)

NET INCOME (LOSS)	$(11,751)	$(63,805)	$(103,980)		$(179,536)

EARNINGS (LOSS) PER SHARE OF
COMMON STOCK
Basic	$(0.02)				$(0.24)
Diluted	$(0.02)				$(0.24)

WEIGHTED AVERAGE NUMBER
COMMON SHARES OUTSTANDING
Basic	745,046				745,046
Diluted	745,046				745,046

See accompanying notes to pro forma condensed combined statements of operations.

HASTINGS MANUFACTURING COMPANY

Notes to Pro Forma Condensed Combined Statements of Operations
(Unaudited)

Note 1 - Purchase Price Allocation

The total purchase price of the Acquired Companies, for accounting purposes, including estimated acquisition and restructuring costs, amounted to $7,695,303. Acquisition costs have been estimated at $139,946 and estimated costs relating to restructuring efforts, as discussed below, amounted to $576,137. The final purchase price will change as actual acquisition and restructuring costs are determined. The following is an allocation of the total estimated purchase price:

Current assets	$7,178,157
Property and equipment	335,250
Intangible assets	1,937,384
Goodwill	5,690,599

Total assets acquired	15,141,390

Current liabilities	2,235,536
Deferred income taxes	678,160
Long-term debt	4,532,391

Total liabilities assumed	7,446,087

$7,695,303

Intangible assets of $1,937,384 were independently valued by a third party and include a trademark and customer contract with estimated fair market values of $1,801,964 and $135,420, respectively. The trademark has an estimated useful life of 20 years while the customer contract is in effect through June 2005.

In connection with the acquisitions, the Company incurred an estimated $576,137 of restructuring costs as a result of severance of workforce, lease termination costs associated with the elimination of duplicate leased distribution centers and other contract terminations. These restructuring costs, which are expected to be paid within the next 12 months, consisted of $401,747 of employee termination benefits for approximately 20 salaried employees and $174,390 related to lease and other contract terminations.

Note 2 -- Pro Forma Adjustments

The following pro forma adjustments have been made to the historical financial statements of the Company and the Ertel and Syzygy Business based upon assumptions made by management for the purpose of preparing the unaudited pro forma combined statements of operations.

(a)	To eliminate the effect of sales made by the Company to the Ertel and Syzygy Business.

(b)	To record cost of sales relating to the adjustment of inventory to fair market value.

(c)	To record amortization expense for acquired intangible assets.

(d)	To record depreciation expense for the adjustment of property and equipment acquired to fair market value.

(e)	To record additional interest expense attributable to borrowings used to complete the acquisitions.

(f)	To record tax expense, at 36.1%, related to the above adjustments.

Note 3 -- Pro Forma Earnings Per Share

Basic and diluted earnings (loss) per share are computed based on the Company's historical weighted average number of shares outstanding during the periods presented, as no shares were issued as part of the acquisitions.